Exhibit 99.1

                                                         For Immediate Release

CONTACT:          Anne A. Tarbell
                  Triarc Companies, Inc.
                  212/451-3030
                  www.triarc.com

              TRIARC COMPLETES SALE OF SNAPPLE BEVERAGE GROUP TO
                                CADBURY SCHWEPPES

                        ENTERPRISE VALUE OF $1.45 BILLION

New York, October 25, 2000 -- Triarc Companies, Inc. (NYSE: TRY) announced today that it has completed the previously announced sale of its Snapple Beverage Group to affiliates of Cadbury Schweppes plc (LSE: CBRY, NYSE: CSG) at an enterprise value of approximately $1.45 billion.

The transaction includes the sale of Snapple Beverage Group's premium beverage business - Snapple(R), Mistic(R) and Stewart's(R) - and soft drinks concentrates business - Royal Crown(R), Diet Rite(R), RC Edge(TM) and Nehi(R) - for approximately $910 million in cash plus the assumption of approximately $420 million of debt. In addition, payments of approximately $120 million will be made by Snapple Beverage Group with respect to employee options following the closing.

Approximately $450 million of the cash received was used to repay outstanding amounts under Snapple's existing credit facilities.

Nelson Peltz, Chairman and Chief Executive Officer of Triarc, said, "We have realized substantial value from our Snapple investment with its sale to Cadbury Schweppes. Taking into account the sale of Snapple, we will have a cash position in excess of $400 million and we will be nearly debt-free. We are carefully evaluating options for the use of our significant cash position, including acquisitions, share repurchases and investments, which we believe can further build shareholder value."

Peltz added, "Over the past few years, Mike Weinstein and his team have done an extraordinary job in turning around Snapple and building the Mistic, Stewart's and Royal Crown businesses. We wish the Snapple Beverage Group team all the best with Cadbury Schweppes and thank them for their many contributions to Triarc."

The operating results for Snapple Beverage Group prior to the sale will be classified as discontinued operations in Triarc's third quarter 2000 financial statements to be released in mid-November.

Triarc expects to record a pre-tax gain on the transaction in the fourth quarter in excess of $700 million (in excess of $400 million after taxes and other adjustments), or more than $16.00 per fully diluted share after taxes.

Triarc is a restaurant franchisor of Arby's(R)and T.J. Cinnamons(R).

                                    # # #

                                 Notes to Follow

                             NOTES TO PRESS RELEASE

   The statements in this press release that are not historical facts, including most importantly, those statements preceded by, followed by, or that include the words "may", "believes", "expects", "anticipates" or the negation thereof, or similar expressions, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). For those statements, Triarc Companies, Inc. (the "Company") claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are based on our expectations and are susceptible to a number of risks, uncertainties and other factors, and our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the following: competition, including product and pricing pressures; success of operating initiatives; the ability to attract and retain customers; development and operating costs; advertising and promotional efforts; brand awareness; the existence or absence of adverse publicity; market acceptance of new product offerings; new product and concept development by competitors; changing trends in customer tastes and demographic patterns; the success of multi-branding; availability, location and terms of sites for restaurant development by franchisees; the ability of franchisees to open new restaurants in accordance with their development commitments, including the ability of franchisees to finance restaurant development; the performance by material customers of their obligations under their purchase agreements; changes in business strategy or development plans; quality of management; availability, terms and deployment of capital; business abilities and judgment of personnel; availability of qualified personnel; labor and employee benefit costs; the potential impact on franchisees' store level sales and resulting royalty revenues that could arise from interruptions in the distribution of supplies of food and other products to franchisees; general economic, business and political conditions in the countries and territories in which the Company operates, including the ability to form successful strategic business alliances with local participants; changes in, or failure to comply with, government regulations, including franchising laws, accounting standards, environmental laws and taxation requirements; the costs, uncertainties and other effects of legal and administrative proceedings; the impact of general economic conditions on consumer spending; and other risks and uncertainties affecting the Company and its subsidiaries detailed in the Company's Annual Report on Form 10-K for the year ended January 2, 2000, its Quarterly Reports on Form 10-Q and other current and periodic filings by the Company with the Securities and Exchange Commission, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. In addition, it is the Company's policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.